Execution Version

Exhibit 10.1

PREFERRED STOCK

ECIP SECURITIES PURCHASE OPTION AGREEMENT

by and between

THE UNITED STATES DEPARTMENT OF THE TREASURY

and

PONCE FINANCIAL GROUP, INC.

Dated as of December 20, 2024

TABLE OF CONTENTS

Page

1

ARTICLE I DEFINITIONS 2

Section 1.01 Definitions of Certain Terms 2

Section 1.02 Interpretation 7

ARTICLE II SECURITIES PURCHASE OPTION 8

Section 2.01 Option 8

Section 2.02 Designation of Mission Aligned Nonprofit Affiliate as the Purchaser 8

Section 2.03 Purchase and Sale of the ECIP Securities 8

Section 2.04 Treasury Disposition Consideration. 8

Section 2.05 Closing 9

ARTICLE III REPRESENTATIONS AND WARRANTIES 9

Section 3.01 Representations and Warranties of the Recipient 9

Section 3.02 Representations and Warranties of Treasury 13

ARTICLE IV COVENANTS 13

Section 4.01 Forbearances of Treasury 13

Section 4.02 Further Action 13

Section 4.03 Remaining Obligations 13

Section 4.04 Transfer Confirmation 13

ARTICLE V CONDITIONS TO THE CLOSING 14

Section 5.01 Conditions to Each Party’s Obligations 14

Section 5.02 Condition to Obligations of Treasury 15

ARTICLE VI TERMINATION 15

Section 6.01 Termination Events 15

Section 6.02 Effect of Termination 15

ARTICLE VII MISCELLANEOUS 16

Section 7.01 Waiver; Amendment 16

Section 7.02 Counterparts 16

Section 7.03 Governing Law; Choice of Forum; Waiver of Jury Trial 16

Section 7.04 Expenses 16

Section 7.05 Notices 16

Section 7.06 Entire Understanding; No Third Party Beneficiaries 17

Section 7.07 Assignment 17

Section 7.08 Severability 17

2

ECIP SECURITIES PURCHASE OPTION AGREEMENT

THIS ECIP SECURITIES PURCHASE OPTION AGREEMENT (as amended,

supplemented or otherwise modified from time to time, this “ Agreement”) is dated as of December 20, 2024, and is entered into by and between the United States Department of the Treasury (the “Treasury”) and Ponce Financial Group, Inc. (the “Recipient”).

RECITALS

WHEREAS, Treasury is, as of the date hereof, the record and beneficial owner of 225,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “ECIP Securities”), issued by the Recipient, and purchased by Treasury on June 7, 2022 (the “Original Closing Date”), pursuant to the letter agreement dated June 7, 2022 (the “Letter Agreement”), between the Recipient and Treasury, which incorporates by reference the Securities Purchase Agreement – Standard Terms attached thereto as Exhibit A (such Letter Agreement, including the Schedules thereto, and such Securities Purchase Agreement, including the Annexes thereto, as such Letter Agreement or Securities Purchase Agreement may be amended, supplemented, or restated from time to time in accordance with its respective terms, are collectively referred to as the “Original Securities Purchase Agreement”);

WHEREAS, the ECIP Statute (as defined below) provides that Treasury may sell, dispose of, transfer, exchange or enter into securities loans, repurchase transactions, or other financial transactions in regard to, any preferred stock or other financial instrument or asset purchased or acquired under the ECIP Statute, upon terms and conditions and at a price determined by Treasury;

WHEREAS, on November 20, 2024, Treasury adopted the ECIP Disposition Policy (the “Policy”); and

WHEREAS, the Recipient has advised Treasury of its potential desire for Treasury to dispose of all the ECIP Securities pursuant to the terms of the ECIP Statute and the Policy (the “Securities Disposition”).

NOW, THEREFORE, in consideration of the premises, and of the various representations, warranties, covenants and other agreements and undertakings of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

AGREEMENT ARTICLE I DEFINITIONS

Section 1.01 Definitions of Certain Terms. For purposes of this Agreement, the following terms are used with the meanings assigned below (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

“Acknowledgment” has the meaning set forth in the form of Exhibit D hereto. “Affiliate” means any company or other entity that controls, is controlled by, or is under common control with another company or other entity. For purposes of this definition, “control” of a company or other entity means: (1) ownership, control, or power to vote 25% or more of the outstanding shares of any class of voting securities of the company or other entity, directly or indirectly or acting through one or more other persons; (2) control in any manner over the election of a majority of the directors, trustees, or general partners (or individuals exercising similar functions) of the company or other entity; or (3) power to exercise, directly or indirectly, a controlling influence over the management, credit or investment decisions, or policies of the company or other entity. Whether a company or other entity has the power to exercise a “controlling influence” over another company or other entity shall be determined by Treasury in its sole discretion and consistent with the Policy.

“Aggregate Liquidation Value” has the meaning set forth in Annex 1 hereto. “Agreement” has the meaning set forth in the introductory paragraph of this agreement.

“Anti-Money Laundering Laws” means the BSA, together with 26 U.S.C. 2313a,

and their implementing regulations.

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” for the Recipient as defined in Section 3(q) of the Federal Deposit Insurance Act (12

U.S.C. Section 1813(q)), or any successor provision, or the National Credit Union Administration, as applicable, if the Recipient is a federally-insured credit union.

“Appropriate State Banking Agency” means, (i) if the Recipient is a state- bank or savings association, the Recipient’s state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(r), or (ii) if the Recipient is a state-chartered credit union, the Recipient’s state supervisor.

“Bank Holding Company” means a company registered as a bank holding company with the Federal Reserve pursuant to 12 U.S.C. § 1842.

“Baseline” has the meaning set forth in Section 1.1 of the Original Securities Purchase Agreement.

“BSA” means the Bank Secrecy Act (12 U.S.C. 1829b, 1951 et seq. and 31 U.S.C. 5311-5314, 5316-5336, including notes thereto).

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banking organizations in the State of New York or in the District of Columbia are authorized or required by Law to be closed.

“CDFI” means a community development financial institution certified by the CDFI Fund as of the relevant date pursuant to 12 C.F.R. § 1805.201(a) as having satisfied the eligibility requirements of the Community Development Financial Institutions Program and that satisfies the eligibility requirements for a community development financial institution set forth in 12 C.F.R. § 1805.201(b)(1)–(6).

“CDFI Fund” means the Community Development Financial Institution Fund of the United States Department of the Treasury.

“Certificate of Designations” has the meaning set forth in Section 2.3(d) of the Original Securities Purchase Agreement.

“Closing” has the meaning set forth in Section 2.05. “Closing Date” has the meaning set forth in Section 2.05.

“Cost of Equity” has the meaning set forth in Annex 1 hereto.

“De Minimis Purchase Price” means an amount equal to 0.50% of the aggregate liquidation preference of the ECIP Securities, together with accrued and unpaid dividends, as will be calculated by Treasury as of the Closing Date.

“Deemed Exchange” has the meaning set forth in the form of Exhibit D hereto. “Deep Impact Lending” has the meaning set forth in the definition of “Deep Impact

Lending” in the applicable Supplemental Report.

“Deep Impact Threshold” means that over any sixteen consecutive quarters during the ECIP Period an average of at least 60% of the Recipient’s Total Originations has been Deep Impact Lending, as set forth in the Policy.

“Dividend Rate” has the meaning set forth in Annex 1 hereto.

“ECIP Period” means the first 10 years following the Original Closing Date. For avoidance of doubt, “ECIP Period” is not intended to have the meaning set forth in the ECIP Interim Final Rule at 31 C.F.R. Part 35, Subpart B.

“ECIP Securities” has the meaning set forth in the Recitals to this Agreement. “ECIP Statute” means section 522 of Division N of the Consolidated Appropriations Act, 2021.

“Equity Risk Premium” has the meaning set forth in Annex 1 hereto. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exercise Notice” means an exercise notice in the form of Exhibit C hereto.

“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization.

“IDI Subsidiary” has the meaning set forth in Section 1.1 of the Original Securities Purchase Agreement.

“Insured CDFI” means a CDFI that is any of the following: (i) an Insured Depository Institution; (ii) a Bank Holding Company; or (iii) a Savings and Loan Holding Company.

“Insured Depository Institution” means an insured depository institution, as defined in 12 U.S.C. Section 1813(c)(2) or an insured credit union as defined in 12 U.S.C Section 1752(7).

“Joinder Agreement” means a fully executed agreement in the form of either Exhibit A or Exhibit B hereto pursuant to which a party other than the Recipient agrees to purchase the ECIP Securities and become a Purchaser.

“Law” means any law, statute, code, ordinance, rule, regulation, judgment, order, award, writ, decree or injunction issued, promulgated or entered into by or with any Governmental Entity.

“Letter Agreement” has the meaning set forth in the Recitals to this Agreement. “Liens” means any liens, licenses, pledges, charges, encumbrances, adverse rights or claims and security interests whatsoever.

“Liquidation Amount” has the meaning set forth in the Certificate of Designations. “Material Adverse Effect” means a material adverse effect on (i) the business,

results of operation or financial condition of the Recipient and its consolidated subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date of this Agreement in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Recipient and its subsidiaries operate (including any such changes resulting from a contagion event), (B) changes or proposed changes after the date of this Agreement in generally accepted accounting principles in the United States, or authoritative interpretations thereof, or (C) changes or proposed changes after the date of this Agreement in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (including any law in respect of taxes, and laws newly enacted for, relating to or arising out of efforts to implement contagion event measures and address the spread of any contagion event) (in the case of each of these clauses (A),

(B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Recipient and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations); or (ii) the ability of the Recipient to consummate the transactions contemplated by this Agreement and perform its obligations hereunder or thereunder on a timely basis.

“MDI” means a minority depository institution, (i) as defined in section 308 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (12 U.S.C. § 1463 et seq.); or (ii) considered to be a minority depository institution by the Appropriate Federal Banking Agency or the National Credit Union Administration; or (iii) as listed in the Federal Deposit Insurance Corporation’s Minority Depository Institutions List published for the most recent quarter available as of the date hereof or the Closing Date, as applicable.

“Mission Aligned Entity” means an organization or entity the primary purpose of which is to provide financial products, financial services, or other services to, or make investments in, low- and moderate-income, minority, rural, and underserved communities, including persistent poverty counties, and the activities of which are purposefully directed toward improving the social and/or economic conditions of underserved people and/or residents of economically distressed communities, as determined in Treasury’s sole discretion in accordance with the Policy.

“Mission Aligned Nonprofit Affiliate” means an Affiliate of the Recipient that is a Mission Aligned Entity and that is exempt from taxation and described in Section 501(c)(3) of the Internal Revenue Code.

“Option” has the meaning set forth in Section 2.01

“Option Period” means the first 15 years following the Original Closing Date. “Original Closing Date” has the meaning set forth in the Recitals to this Agreement. “Original Securities Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Policy” has the meaning set forth in the Recitals to this Agreement. “Present Value Amount” has the meaning set forth in Annex 1 hereto.

“Present Value Make Whole Amount” has the meaning set forth in the form of Exhibit D hereto.

“Present Value Purchase Price” means an amount equal to the present value of the expected payments on the ECIP Securities, together with accrued and unpaid dividends, as determined by Treasury and calculated as of the Closing Date in accordance with Annex 1 hereto.

“Prohibited Investor” means (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions

Identification List, or any other similar list of sanctioned persons administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, or resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, the Kherson oblast, and the Zaporizhzhia oblast regions of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank; (vi) a senior non-U.S. political figure or an immediate family member or close associate of such figure; (vii) a person with whom a U.S. citizen or entity is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive order, anti-money laundering, antiterrorist, financial institution and asset control laws, regulations, rules or orders, or as a result of any list published by the U.S. Department of Commerce, the U.S. Department of the Treasury, or the U.S. Department of State, including any agency or office thereof; (viii) a person who has funded or supported terrorism or a suspected terrorist organization or who has engaged in, or derived funds from, activities that relate to the laundering of the proceeds of illegal activity; or (ix) a person that would cause the Recipient to violate any applicable Law (including bank or other financial institution regulatory laws, regulations or orders) to which the Recipient is subject by reason of such person’s or entity’s purchase of the ECIP Securities.

“Purchaser” means any entity that executes and delivers to Treasury a Joinder Agreement prior to the Closing Date; provided that if no such entity has executed and delivered to Treasury a Joinder Agreement prior to the Closing Date, then the Purchaser will be the Recipient.

“Qualified Lending” has the meaning set forth in Section 1.1 of the Original Securities Purchase Agreement.

“Qualified Lending Threshold” means that over any twenty-four consecutive quarters during the ECIP Period an average of at least 85% of the Recipient’s Total Originations has been Qualified Lending, as set forth in the Policy.

“Quarterly Supplemental Report” has the meaning set forth in Section 4.1(g)(i) of the Original Securities Purchase Agreement.

“Rate Reduction Threshold” means that the ECIP Securities have had a dividend rate of no more than 0.5% at each of six consecutive Reset Dates during the ECIP Period, as set forth in the Policy.

“Recipient” has the meaning set forth in the preamble to this Agreement. “Recipient Subsidiary or Recipient Subsidiaries” has the meaning set forth in

Section 3.01(C)(2).

“Regulatory Agreement” has the meaning set forth in Section 3.01(E). “Related Party” has the meaning set forth in Section 3.01(F).

“Reset Date” has the meaning set forth in the Certificate of Designations. “RFR” has the meaning set forth in Annex 1 hereto.

“Savings and Loan Holding Company” means a company registered as a savings and loan holding company with the Federal Reserve pursuant to 12 U.S.C. § 1467(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Disposition” has the meaning set forth in the Recitals to this Agreement. “Supplemental Report” has the meaning set forth in Section 1.1 of the Original

Securities Purchase Agreement.

“Threshold Condition” means any one of the Deep Impact Threshold, the Qualified Lending Threshold or the Rate Reduction Threshold.

“Total Originations” has the meaning set forth in the definition of “Total Originations” in the applicable Supplemental Report.

“Treasury” has the meaning set forth in the preamble to this Agreement. “Treasury Disposition Consideration” has the meaning set forth in Section 2.04. “Troubled Condition” has the meaning given to such term under 12 C.F.R. §

303.101(c) (Federal Deposit Insurance Corporation), 12 C.F.R. § 225.71(d) (Board of Governors of the Federal Reserve System), 12 C.F.R. § 5.51(c)(7) (Office of the Comptroller of the Currency), or 12 C.F.R. § 700.2 (National Credit Union Administration), as applicable based on the Recipient’s Appropriate Federal Banking Agency.

Section 1.02 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “person” as used in this Agreement shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, government or any agency or political subdivision thereof, or any other entity or any group (as defined in Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, all references to “dollars” or “$” are to United States dollars. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

ARTICLE II SECURITIES PURCHASE OPTION

Section 2.01 Option.

(A)
Subject to, and on the terms and conditions of this Agreement, Treasury hereby grants to Recipient an option to purchase the ECIP Securities during the Option Period (the “Option”).
(B)
The Recipient may exercise the Option during the Option Period by delivering an executed Exercise Notice to Treasury; provided however, that the Option may not be exercised during the ECIP Period unless the Recipient has satisfied at least one of the Threshold Conditions. Treasury shall inform the Recipient within 10 (ten) Business Days after receipt of the executed Exercise Notice whether the Recipient has satisfied any of the Threshold Conditions. The Option shall not be deemed to have been exercised unless and until Treasury has acknowledged in writing that at least one Threshold Condition has been satisfied.
(C)
Subject to Section 2.01(B) with respect to the exercise of the Option, the Recipient may designate a third party as the Purchaser in the Exercise Notice, by delivering to Treasury an effective Joinder Agreement, which was previously or is contemporaneously executed by the Purchaser.
(D)
The Option may not be exercised after the Option Period.

Section 2.02 Designation of Mission Aligned Nonprofit Affiliate as the Purchaser. If the Recipient designates an entity that it believes to be a Mission Aligned Nonprofit Affiliate as the Purchaser, the Purchaser shall submit such information as Treasury may reasonably request to enable Treasury to make a determination, in its sole discretion, of whether such designated Purchaser is a Mission Aligned Nonprofit Affiliate in accordance with the Policy. Treasury shall inform the Recipient and the Purchaser of its determination not later than 90 (ninety) days after Treasury receives all such information. If Treasury determines that the designated Purchaser is not a Mission Aligned Nonprofit Affiliate, the Recipient may withdraw its Exercise Notice and may subsequently deliver a new Exercise Notice in accordance with Section 2.01(B).

Section 2.03 Purchase and Sale of the ECIP Securities. Subject to, and on the terms and conditions of, this Agreement, following exercise of the Option, the Purchaser shall purchase from Treasury, and Treasury shall sell, transfer, convey, assign and deliver to the Purchaser, effective at the Closing, the ECIP Securities for a purchase price equal to the Treasury Disposition Consideration.

Section 2.04 Treasury Disposition Consideration.

(A)
The Treasury Disposition Consideration shall be the Present Value Purchase Price except as provided below in Section 2.04(B)
(B)
The Treasury Disposition Consideration shall be the De Minimis Purchase Price if all of the following conditions are met: (i) the Recipient has designated a Mission Aligned Nonprofit Affiliate as the Purchaser in the Exercise Notice, and such Purchaser has previously or contemporaneously executed and delivered the Joinder Agreement; (ii) Treasury has determined that the Purchaser is a Mission Aligned Nonprofit Affiliate; (iii) the Recipient has met the conditions for exercise of the Option during the ECIP Period set forth in Section 2.01(B); (iv) the Recipient is an Insured CDFI at Closing; and (v) the Recipient (x) has maintained CDFI certification for at least three consecutive years immediately prior to the Closing Date or (y) has maintained CDFI certification for less than three consecutive years immediately prior to the Closing Date but commits in writing to maintain CDFI certification for a period of at least three consecutive years (including time so certified as a CDFI immediately prior to the Closing Date) and does not breach this commitment.

Section 2.05 Closing.

(A)
Following the delivery of the Exercise Notice and upon the satisfaction of the conditions set forth in Article V, the closing of the Securities Disposition (the “Closing”) will occur on a date that is agreed to by Treasury, the Purchaser and the Recipient, which date shall be no earlier than 30 (thirty) days and no later than 90 (ninety) days following the date on which the conditions set forth in Sections 5.01(A), (B), (C), (E), and (F) have been satisfied. The date on which the Closing occurs is referred to herein as the “Closing Date”. The Closing shall be held at such place and such time as Treasury shall specify to the Purchaser and the Recipient.
(B)
At the Closing, or simultaneously therewith, the following shall occur:
(1)
The Purchaser shall pay to Treasury the Treasury Disposition Consideration, by wire transfer in immediately available funds, to an account designated in writing by Treasury to the Purchaser, such designation to be made not later than two Business Days prior to the Closing Date; and
(2)
Treasury will deliver to the Purchaser the physical certificate(s) representing the ECIP Securities, duly endorsed in the name of the Purchaser or accompanied by stock powers duly endorsed in the name of the Purchaser or other required instruments of transfer to facilitate the transfer of the ECIP Securities to the Purchaser.

ARTICLE III REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Recipient. The Recipient hereby represents and warrants to Treasury as of the date hereof and as of the Closing Date as follows:

(A)
Organization, Authority and Significant Subsidiaries. The Recipient has been duly organized and is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own, operate and lease its properties and conduct its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and, if applicable, is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Recipient that would be considered a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, has been duly organized and is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization.

(B)
Eligibility under the Policy.
(1)
The Recipient is in compliance with the terms of the Original Securities Purchase Agreement, the terms of the ECIP Securities, and the ECIP Interim Final Rule at 31 C.F.R. Part 35, Subpart B.
(2)
The Recipient is certified as a CDFI or designated as an MDI.
(3)
During the preceding three years, the Recipient has not been determined by a federal agency or court to have violated the requirements of a federal grant or financial assistance program, including any program administered by the CDFI Fund.
(4)
During the preceding three years, the Recipient has not been determined by a court to have violated, and is not subject to a formal enforcement action with a federal agency regarding, any consumer financial protection law, including fair lending laws.
(5)
The Recipient has at least a “satisfactory” rating under the Community Reinvestment Act of 1977.
(6)
The Recipient is not designated in Troubled Condition by its Appropriate Federal Banking Agency and is not subject to a formal enforcement action with its Appropriate Federal Banking Agency or Appropriate State Banking Agency that addresses unsafe or unsound lending practices.
(7)
The Recipient, and each of its IDI Subsidiaries, as applicable, is “well-capitalized” under the applicable rules (12 C.F.R. § 324.403 (Federal Deposit Insurance Corporation); 12 C.F.R. § 6.4 (Office of the Comptroller of the Currency); 12

C.F.R. § 208.43 and 12 C.F.R. Part 217 Subpart B (Board of Governors of the Federal Reserve System); 12 C.F.R. § 702.102 (National Credit Union Administration).

(8)
The Recipient has paid in full all dividends that were payable at any time to Treasury under the ECIP Securities.
(C)
Authorization, Enforceability.
(1)
The Recipient has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Recipient of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Recipient and its stockholders, and no further approval or authorization is required on the part of the Recipient. This Agreement is a valid and binding obligation of the Recipient enforceable against the Recipient in accordance with its terms, subject to any limitations by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(2)
The execution, delivery and performance by the Recipient of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Recipient with the provisions hereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Recipient or any subsidiary of the Recipient (each subsidiary, a “Recipient Subsidiary” and, collectively, the “Recipient Subsidiaries”) under any of the terms, conditions or provisions of (x) its organizational documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Recipient or any Recipient Subsidiary is a party or by which it or any Recipient Subsidiary may be bound, or to which the Recipient or any Recipient Subsidiary or any of the properties or assets of the Recipient or any Recipient Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Recipient or any Recipient Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect (the representation set forth in this Section 3.01(C)(2) when made on the date of the execution of this Agreement, shall apply only as to the execution of this Agreement, and not to the consummation of the Securities Disposition).
(3)
No notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Recipient in connection with the consummation by the Recipient of the Securities Disposition except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (the representation set forth in this Section 3.01(C)(3) when made on the date of the execution of this Agreement, shall apply only to the execution of this Agreement, and not to any such authorization, consent or approval that may be required to consummate the Securities Disposition).
(D)
Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Recipient and the

Recipient Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Recipient or such Recipient Subsidiary. Except as set forth on Schedule A, the Recipient and the Recipient Subsidiaries have complied in all respects and are not in default or violation of, and none of them is, to the knowledge of the Recipient, under investigation with respect to or, to the knowledge of the Recipient, have been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application or as set forth on Schedule A, no Governmental Entity has placed any restriction on the business or properties of the Recipient or any Recipient Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(E)
Agreements with Regulatory Agencies. For the avoidance of doubt, this Section 3.01(E) shall not be deemed to contemplate or require any representation or disclosure including on Schedule B that would involve “confidential supervisory information” or other similar information the disclosure of which is restricted pursuant to laws and regulations to which the Recipient is subject. Except as set forth on Schedule B, neither the Recipient nor any Recipient Subsidiary is subject to any material cease-and-desist or other similar order or enforcement or supervisory action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since the Original Closing Date, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies or procedures, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Recipient or any Recipient Subsidiary been advised since the Original Closing Date, by any such Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Recipient and each Recipient Subsidiary is in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Recipient nor any Recipient Subsidiary has received any notice from any Governmental Entity indicating that either the Recipient or any Recipient Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.
(F)
Related Party Transactions. Neither the Recipient nor any Recipient Subsidiary has made any extension of credit to any director or Executive Officer of the Recipient or any Recipient Subsidiary, any holder of five percent (5%) or more of the Recipient’s issued and outstanding capital stock, or any of their respective spouses or children or to any affiliate of any of the foregoing (each, a “Related Party”), other than in compliance with 12 C.F.R. Part 215 (Regulation O). Except as disclosed on Schedule C, to the Recipient’s knowledge, no Related Party has any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any vendor or material customer of the Recipient or any Recipient

Subsidiary that is not on arms-length terms, or (ii) direct or indirect ownership interest in any person or entity with which the Recipient or any Recipient Subsidiary has a material business relationship that is not on arms-length terms (not including publicly-traded entities in which such person owns less than two percent (2%) of the outstanding capital stock). For purposes of this Section 3.01(F), “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

Section 3.02 Representations and Warranties of Treasury. Treasury owns the ECIP Securities free and clear of any Liens. Treasury has the requisite power and authority to convey the ECIP Securities to the Purchaser at Closing in accordance with the terms of this Agreement and pursuant to the ECIP Statute and the Policy.

ARTICLE IV COVENANTS

Section 4.01 Forbearances of Treasury. From the date hereof until the earlier to occur of the Closing and the end of the Option Period, without the prior written consent of the Recipient, Treasury shall not:

(A)
directly or indirectly transfer, sell, assign, distribute, exchange, pledge, hypothecate, mortgage, encumber or otherwise dispose of or engage in or enter into any hedging transactions with respect to, any of the ECIP Securities or any portion thereof or interest therein (other than pursuant to this Agreement); or
(B)
agree, commit to or enter into any agreement to take any of the actions referred to in Section 4.01(A).

Notwithstanding the foregoing, Treasury may undertake any of the actions set forth in Section 4.01(A) with an affiliate of Treasury so long as this Agreement is assigned to, and assumed by, such affiliate in accordance with Section 7.07 of this Agreement. For the avoidance of doubt, until the Closing or other disposition of the ECIP Securities by Treasury, except as expressly set forth in this Section 4.01, Treasury shall continue to be able to exercise all rights and privileges with respect to the ECIP Securities. For purposes of this Section 4.01, “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

Section 4.02 Further Action. The Recipient and, if different, the Purchaser shall each execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement.

Section 4.03 Remaining Obligations. The Recipient acknowledges and agrees to comply with the requirements pursuant to the Original Securities Purchase Agreement, the ECIP Securities and the ECIP Statute following the Closing. The Recipient shall comply with all relevant banking regulations applicable to the Securities.

Section 4.04 Transfer Confirmation. At Closing, Treasury shall deliver to Purchaser and, if different, the Recipient a written confirmation, in the form attached as Exhibit E hereto, whereby Treasury confirms that full right, title and possession of the ECIP Securities transferred from Treasury to Purchaser as of the Closing.

ARTICLE V CONDITIONS TO THE CLOSING

Section 5.01 Conditions to Each Party’s Obligations. The respective obligations of the Purchaser and Treasury to consummate the Securities Disposition are subject to the fulfillment, or written waiver by the Purchaser and Treasury, at or prior to the Closing and as of each other relevant date of determination, including as set forth in Section 2.05(A), of each of the following conditions:

(A)
Satisfaction of Policy Requirements. The Recipient shall, prior to the end of the ECIP Period, have satisfied at least one of the Threshold Conditions; provided, however, that the Recipient may repurchase the ECIP Securities after the end of the ECIP Period without having satisfied any of the Threshold Conditions, in which case the Treasury Disposition Consideration shall be the Present Value Purchase Price, as set forth in Section 2.04.
(B)
Regulatory Approvals. All regulatory approvals required to consummate the Securities Disposition shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.
(C)
No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Securities Disposition shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal the consummation of the Securities Disposition.
(D)
Representations and Warranties. The representations and warranties set forth in Article III of this Agreement and made pursuant to any then effective Joinder Agreement shall be true and correct as though made on and as of the Closing Date.
(E)
Consents and Approvals. All consents and approvals of, filings and registrations with, and notices to, all Governmental Entities and of, with or to any other third party by and on behalf of the Recipient and the Purchaser that are necessary in connection with the execution and delivery by the Recipient and, if different, the Purchaser of this Agreement and the consummation by the Recipient and, if different, the Purchaser of the transactions contemplated hereby shall have been obtained, made or given, as applicable, and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired or been terminated.
(F)
If the Recipient designates an entity that it believes to be a Mission Aligned Nonprofit Affiliate as the Purchaser, Treasury has made a determination, in its sole discretion, that such designated Purchaser is a Mission Aligned Nonprofit Affiliate in accordance with the Policy, as set forth in Section 2.02.

Section 5.02 Condition to Obligations of Treasury. The obligation of Treasury to consummate the Securities Disposition is also subject to the fulfillment, or written waiver by Treasury, prior to the Closing, of the following conditions:

(A)
Performance of Obligations. The Recipient and, if different, the Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement and, if applicable, the Joinder Agreement at or prior to the Closing.
(B)
Closing Acknowledgment. The Recipient and, if different, the Purchaser shall have delivered to Treasury an Acknowledgement and Agreement, in the form of Exhibit D hereto, acknowledging and agreeing to the calculation of the Treasury Disposition Consideration and the other matters set forth therein.
(C)
Closing Certificates. The Recipient and, if different, the Purchaser shall have delivered to Treasury a certificate, dated as of the Closing Date, certifying to the effect that all conditions precedent to the Closing have been satisfied.

ARTICLE VI TERMINATION

Section 6.01 Termination Events. This Agreement shall be terminated at any time prior to the Closing:

(A)
automatically upon the earliest to occur of: (1) the redemption in full of the ECIP Securities, (2) the sale or other disposition by Treasury, other than to its affiliate (which, for purposes of this Section 6.01(A), shall have the meaning set forth in Rule 405 under the Securities Act), of its holdings of the ECIP Securities in compliance with the terms of this Agreement, and

(3) the expiration of the Option Period without the exercise of the Option;

(B)
by written notice from the Recipient (which shall also automatically terminate any Joinder Agreement); or
(C)
by Treasury, the Recipient or the Purchaser if there shall be in effect a final non-appealable order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

Section 6.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, and none of Treasury, the Recipient, a Purchaser, if any, that is not the Recipient, any affiliates of any of the foregoing, or any of their officers, directors or employees or any of their respective affiliates shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that this Section 6.02 and Sections 7.03, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement. For purposes of this Section 6.02, “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

ARTICLE VII MISCELLANEOUS

Section 7.01 Waiver; Amendment. Any provision of this Agreement may be (A)

waived in writing by the party benefiting from the provision, or (B) amended or modified at any time by an agreement in writing signed by each of the parties hereto. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

Section 7.02 Counterparts. This Agreement may be executed by facsimile or other electronic means and in counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 7.03 Governing Law; Choice of Forum; Waiver of Jury Trial. (A) This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdictions and venue of the United States District Court of the District of Columbia or the United States Court of Federal Claims, as applicable, for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon (i) the Purchaser at the address and in the manner set forth for notices to the Purchaser in Section 7.05, (ii) the Recipient at the address and in the manner set forth for notices to the Recipient in Section 7.05 and (iii) Treasury at the address and in the manner set forth for notices to Treasury in Section 7.05, but otherwise in accordance with federal law.

(B) To the extent permitted by applicable Law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

Section 7.04 Expenses. If requested by Treasury, the Recipient shall pay all reasonable out of pocket and documented costs and expenses associated with this Agreement and the transactions contemplated by this Agreement, including, but not limited to, the reasonable fees, disbursements and other charges of Treasury’s legal counsel and financial advisors.

Section 7.05 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) when delivered if sent by email to the party to be notified (provided, that notice given by email shall not be effective unless (A) such notice specifically states that it is being delivered pursuant to this Section 7.05 and (B) there is no “out of office”, “bounce back” or similar automated reply), or (ii) on the date of delivery if delivered personally. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Recipient to:

Carlos P. Naudon; carlos.naudon@poncebank.net; Luis G. Gonzalez Jr.; luisgonzalez@poncebank.net; Madeline Marquez; madeline.marquez@poncebank.net 2244 Westchester Ave

Bronx, New York 10462 If to Treasury to:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW Washington, D.C. 20220

Attention: Emergency Capital Investment Program, Office of Capital Access

E-mail: ECIP@treasury.gov

If to the Purchaser, as set forth in the Joinder Agreement.

Section 7.06 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the documents, agreements and instruments referred to herein) represents the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

Section 7.07 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be null and void; provided, however, that, without such consent, Treasury may assign this Agreement to an affiliate of Treasury. If Treasury assigns this Agreement to an affiliate, Treasury shall be relieved of its obligations and liabilities under this Agreement but (i) all rights, remedies, obligations and liabilities of Treasury hereunder shall continue and be enforceable by and against and assumed by such affiliate, (ii) the obligations and liabilities of Recipient and, if different, the Purchaser hereunder shall continue to be outstanding and (iii) all references to Treasury herein shall be deemed to be references to such affiliate. Treasury shall give the Recipient and, if different, the Purchaser notice of any such assignment; provided, that the failure to provide such notice shall not void any such assignment. For the avoidance of doubt the Joinder Agreement, if executed pursuant hereto, shall not be prohibited or affected by this Section 7.07. For purposes of this Section 7.07, “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

Section 7.08 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED STATES DEPARTMENT OF THE TREASURY

By:

Name: Jeffrey Stout

Title: Deputy Chief Program Officer for Small Business & Community Investment Programs, Office of Capital Access

PONCE FINANCIAL GROUP, INC.

By:

Name: Carlos P. Naudon

Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED STATES DEPARTMENT OF THE TREASURY

By:

Name:

Title:

PONCE FINANCIAL GROUP, [NC.

By:

Name: Carlos P. Naudon

Title: President and Chief Executive Officer

/Signature Page to ECIP Securities Purchase Option Agreement/

ANNEX 1

CALCULATION OF PRESENT VALUE PURCHASE PRICE

The Present Value Purchase Price shall be calculated as the sum of: (1) the Present Value Amount (as defined below) plus (2) accrued and unpaid dividends to (but excluding) the Closing Date. The Present Value Purchase Price shall be calculated by Treasury.

The “Present Value Amount” means the amount calculated using the following formula, with parameters as defined as follows:

Present Value Amount

=(Dividend Rate ÷ Cost of Equity)* Aggregate Liquidation Value

“Dividend Rate” means the dividend rate on the ECIP Securities at the Reset Date immediately preceding the Closing Date.

“Aggregate Liquidation Value” is equal to the Liquidation Amount per share of the ECIP Securities multiplied by the number of shares of the ECIP Securities.

“Cost of Equity” is calculated using the following formula, with parameters as defined as follows:

Cost of Equity = RFR + β(Equity Risk Premium)

“RFR” means the higher of: (i) the prevailing Kroll-recommended U.S. normalized risk-free rate, available at https://www.kroll.com/en/insights/publications/cost-of-capital/recommended-us- equity-risk-premium-and-corresponding-risk-free-rates, or if such rate is not available, an alternative rate selected by Treasury in its sole discretion; or (ii) the spot yield on 20-year U.S. Treasury bonds, based on the Daily Treasury Par Yield Curve Rates available on Treasury’s website, or if such source of this data point is not available, an alternative source of this data point selected by Treasury in its sole discretion, as of three Business Days before the Closing Date.

“β” equals 0.5.

“Equity Risk Premium” means the Kroll-recommended U.S. Equity Risk Premium as of three Business Days before the Closing Date, available at https://www.kroll.com/en/insights/publications/cost-of-capital/recommended-us-equity-risk- premium-and-corresponding-risk-free-rates, or if such data point is not available, an alternative data point selected by Treasury in its sole discretion.

SCHEDULE A

COMPLIA CE WITH LAWS

List any exceptions to the representation and warranty in the second sentence of Section 3.0 I (D) of this Agreement.

If none, please so indicate by checking the box: ☒

List any exceptions to the representation and warranty in the last sentence of Section 3.0 I ( D) of this Agreement.

If none, please so indicate by checking the box: ☒

SCHEDULE B

REGULATORY AGREEMENTS

List any exceptions to the representation and warranty in Section 3.0 I (E) of this Agreement.

If none. please so indicate by checking the box: ☒

SCHEDULE C

RELATED PARTY TRANSACTIONS

List any exceptions to the representation and warranty in Section 3.0 I (F) of this Agreement.

If none, please so indicate by checking the box: ☒

EXHIBIT A

ECIP SECURITES PURCHASE OPTION AGREEMENT

JOINDER AGREEMENT — MISSION ALIGNED NONPROFIT AFFILIATE

This Joinder Agreement to the ECIP Securities Purchase Option Agreement (the “Joinder Agreement”) dated as of [●] (the “Agreement”) by and between the United States Department of the Treasury (“Treasury”) and [●] (the “Recipient”) is entered into as of [●] by [●] (“Purchaser”) and acknowledged by the Recipient. Capitalized terms used but not otherwise defined in this Joinder Agreement will have the meanings set forth in the Agreement.

Section 1.01 Agreement to Become the Purchaser. By executing and delivering this Joinder Agreement, [●] hereby agrees to become the Purchaser under, be bound by, and comply with the provisions of, the Agreement applicable to the Purchaser, as subsequently amended from time to time.

Section 1.02 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Treasury as of the date hereof, and as of the Closing Date, as follows:

(A)
Due Organization, Power and Authority. The Purchaser is duly organized and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by the Agreement and this Joinder Agreement. The Purchaser is a Mission Aligned Nonprofit Affiliate (subject to confirmation by Treasury as contemplated by the Policy).
(B)
Authorization. This Joinder Agreement has been duly and validly executed and delivered by the Purchaser, and (assuming the due authorization, execution and delivery of the Agreement by Treasury and the Recipient) each of the Joinder Agreement and the Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.
(C)
Non-Contravention. Subject to the receipt of all necessary regulatory approvals, neither the execution and delivery of this Joinder Agreement and the Agreement nor the consummation by the Purchaser of the transactions contemplated thereby and hereby, will violate applicable Law.
(D)
Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Entity or any other third party by and on behalf of the Purchaser are necessary in connection with the execution and delivery by the Purchaser of this Joinder Agreement and the Agreement and the consummation by the Purchaser of the transactions contemplated thereby and hereby.
(E)
Mission Aligned Nonprofit Affiliate Criteria. The Purchaser meets all criteria to be a Mission Aligned Nonprofit Affiliate and understands that a final determination of such status will be made by Treasury as contemplated by the Policy.

(F)
Securities and Certain Compliance Matters.
(1)
The Purchaser acknowledges and agrees that the Purchaser (i) is a sophisticated investor; (ii) does not require the assistance of an investment advisor or other purchaser representative to purchase the ECIP Securities; (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the ECIP Securities; (iv) has the ability to bear the economic risks of its prospective investment for an indefinite period of time; (v) can afford the complete loss of such investment; and (vi) recognizes that the investment in the ECIP Securities involves substantial risk.
(2)
The Purchaser understands that Treasury may have access to information about the Recipient that is not generally available to the public, and acknowledges and agrees that, to the extent Treasury has any such information, such information need not (and shall not) be provided to the Purchaser by Treasury. The Purchaser further understands that Treasury is a federal agency and that the Purchaser’s ability to bring a claim against Treasury under the federal securities laws may be limited.
(3)
The Purchaser acknowledges that the Purchaser is not relying on any advice or recommendation from Treasury, or any investigation or examination that Treasury may have conducted, with respect to the ECIP Securities or the Recipient, and Treasury has not made any representation, warranty or covenant, express or implied, to the Purchaser with respect thereto and Treasury shall not have any liability to the Purchaser with respect thereto.
(4)
The Purchaser is not a Prohibited Investor, and the funds intended to be used to purchase the ECIP Securities were legally derived from legitimate sources and were not obtained, directly or indirectly, not from any Prohibited Investor.
(5)
The Purchaser currently meets, will continue to meet, and has met in all material respects (or has taken all action necessary to cure any instance of non- compliance with) all of its applicable obligations under the Anti-Money Laundering Laws. The Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the Anti-Money Laundering Laws. The Purchaser also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable sanctions administered by the United States, the European Union, or any individual European Union member state, or the United Kingdom.
(G)
Availability of Funds. The Purchaser has and will have as of the Closing sufficient funds available to consummate the transactions contemplated hereunder.
(H)
Compliance with Policy. The Purchaser is not (i) an Insured Depository Institution subsidiary of a Recipient that is a holding company, or a subsidiary of such Insured Depository Institution the financial statements of which are required to be consolidated with the financial statements of such Insured Depository Institution; or (ii) a credit union service organization.

(I)
ECIP Materials. All materials submitted to Treasury by the Purchaser in connection with the matters contemplated by the Agreement, including with respect to the Purchaser’s status as a Mission Aligned Nonprofit Affiliate, are true, correct and complete in all material respects.

Section 1.03 Termination. At any point prior to Closing, this Joinder Agreement may be terminated by the Recipient or Purchaser with written notice to the Purchaser and Treasury, or to the Recipient and Treasury, respectively.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

[PURCHASER]

By: Name:

Title:

With notice to:

[●]

[●]

[●]

[●]

[●]

ACKNOWLEDGED AND ACCEPTED BY: [RECIPIENT]

By: Name:

Title:

EXHIBIT B

ECIP SECURITIES PURCHASE OPTION AGREEMENT JOINDER AGREEMENT — OTHER PURCHASERS

This Joinder Agreement to the ECIP Securities Purchase Option Agreement (the “Joinder Agreement”) dated as of [●] (the “Agreement”) by and between the United States Department of the Treasury (“Treasury”) and [●] (the “Recipient”) is entered into as of [●] by [●] (“Purchaser”) and acknowledged by the Recipient. Capitalized terms used but not otherwise defined in this Joinder Agreement will have the meanings set forth in the Agreement.

Section 1.01 Agreement to Become the Purchaser. By executing and delivering this Joinder Agreement, [●] hereby agrees to become the Purchaser under, be bound by, and comply with the provisions of, the Agreement applicable to the Purchaser, as subsequently amended from time to time.

Section 1.02 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Treasury as of the date hereof, and as of the Closing Date, as follows:

(A)
Due Organization, Power and Authority. The Purchaser is duly organized and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by the Agreement and this Joinder Agreement.
(B)
Authorization. This Joinder Agreement has been duly and validly executed and delivered by the Purchaser, and (assuming the due authorization, execution and delivery of the Agreement by Treasury and the Recipient) each of the Joinder Agreement and the Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.
(C)
Non-Contravention. Subject to the receipt of all necessary regulatory approvals, neither the execution and delivery of this Joinder Agreement and the Agreement nor the consummation by the Purchaser of the transactions contemplated thereby and hereby, will violate applicable Law.
(D)
Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Entity or any other third party by and on behalf of the Purchaser are necessary in connection with the execution and delivery by the Purchaser of this Joinder Agreement and the Agreement and the consummation by the Purchaser of the transactions contemplated thereby and hereby.
(E)
Securities and Certain Compliance Matters.
(1)
The Purchaser acknowledges and agrees that the Purchaser (i) is a sophisticated investor; (ii) does not require the assistance of an investment advisor or other purchaser representative to purchase the ECIP Securities; (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the ECIP Securities; (iv) has the ability to bear the economic risks of its prospective investment for an indefinite period of time; (v) can afford the complete loss of such investment; and (vi) recognizes that the investment in the ECIP Securities involves substantial risk.

(2)
The Purchaser understands that Treasury may have access to information about the Recipient that is not generally available to the public, and acknowledges and agrees that, to the extent Treasury has any such information, such information need not (and shall not) be provided to the Purchaser by Treasury. The Purchaser further understands that Treasury is a federal agency and that the Purchaser’s ability to bring a claim against Treasury under the federal securities laws may be limited.
(3)
The Purchaser acknowledges that the Purchaser is not relying on any advice or recommendation from Treasury, or any investigation or examination that Treasury may have conducted, with respect to the ECIP Securities or the Recipient, and Treasury has not made any representation, warranty or covenant, express or implied, to the Purchaser with respect thereto and Treasury shall not have any liability to the Purchaser with respect thereto.
(4)
The Purchaser is not a Prohibited Investor, and the funds intended to be used to purchase the ECIP Securities were legally derived from legitimate sources and were not obtained, directly or indirectly, not from any Prohibited Investor.
(5)
The Purchaser currently meets, will continue to meet, and has met in all material respects (or has taken all action necessary to cure any instance of non- compliance with) all of its applicable obligations under the Anti-Money Laundering Laws. The Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the Anti-Money Laundering Laws. The Purchaser also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable sanctions administered by the United States, the European Union, or any individual European Union member state, or the United Kingdom.
(F)
Availability of Funds. The Purchaser has and will have as of the Closing sufficient funds available to consummate the transactions contemplated hereunder.
(G)
Compliance with Policy. The Purchaser is not (i) an Insured Depository Institution subsidiary of a Recipient that is a holding company, or a subsidiary of such Insured Depository Institution the financial statements of which are required to be consolidated with the financial statements of such Insured Depository Institution; or (ii) a credit union service organization.
(H)
ECIP Materials. All materials submitted to Treasury by the Purchaser in connection with the matters contemplated by the Agreement are true, correct and complete in all material respects.

Section 1.03 Termination. At any point prior to Closing, this Joinder Agreement may be terminated by the Recipient or Purchaser with written notice to the Purchaser and Treasury, or to the Recipient and Treasury, respectively.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

[PURCHASER]

By: Name:

Title:

With notice to:

[●]

[●]

[●]

[●]

[●]

ACKNOWLEDGED AND ACCEPTED BY: [RECIPIENT]

By: Name:

Title:

[DATE]

ECIP SECURITIES PURCHASE OPTION AGREEMENT [FORM OF] EXERCISE NOTICE

EXHIBIT C

Reference is made to the ECIP Securities Purchase Option Agreement (the “Agreement”) dated [●], by and between the United States Department of the Treasury (“Treasury”) and [●] (the “Recipient”) [(as supplemented by the Joinder Agreement dated as of [●]) executed by [●] (the “Purchaser”) and acknowledged and accepted by the Recipient (the “Joinder Agreement”)]. This Exercise Notice (the “Exercise Notice”) is being delivered by the Recipient in connection with the Recipient’s exercise of the Option. Capitalized terms used but not defined in this Exercise Notice will have the meaning set forth in the Agreement and the Joinder Agreement.

[In accordance with the Agreement, the Recipient intends to exercise the Option as set forth in the Agreement to purchase the ECIP Securities from Treasury (the “Option”), and such Option is hereby exercised with the Closing to be scheduled for a date that is mutually agreed between Treasury and the Recipient.]1

[In accordance with the Agreement, the Purchaser intends to exercise the Option to purchase the ECIP Securities from Treasury as set forth in the Agreement (the “Option”), and such Option is hereby exercised with the Closing to be scheduled for a date that is mutually agreed among Treasury, the Recipient and the Purchaser.]2

[Pursuant to the terms of the Agreement, the Recipient and Purchaser intend that the Purchaser shall be treated as a Mission Aligned Nonprofit Affiliate, and the Recipient and Purchaser will provide under separate cover such materials as may reasonably be requested by Treasury to confirm such status.]3

If this Exercise Notice is being delivered during the ECIP Period, the Recipient hereby represents and warrants that the following checked conditions, each as defined in the Agreement, have been satisfied: Deep Impact Threshold ☐; Qualified Lending Threshold ☐; Rate Reduction Threshold ☐.

For further information or questions, please contact [●], by email at [●], or by telephone at

[●].

***

1 To be included only for a repurchase by the Recipient.

2 To be included only for a purchase by a third party, including a Mission Aligned Nonprofit Affiliate.

3 To be included only for a Purchaser that intents to be treated as a Mission Aligned Nonprofit Affiliate.

[RECIPIENT]

By: Name:

Title:

[[PURCHASER]

By: Name:

Title:]4

4 To be included only for a purchase by a third party, including a Mission Aligned Nonprofit Affiliate.

EXHIBIT D

ECIP SECURITIES PURCHASE OPTION AGREEMENT ACKNOWLEDGMENT AND AGREEMENT

Reference is made to the ECIP Securities Purchase Option Agreement (the “Agreement”) dated [●], by and between the United States Department of the Treasury (“Treasury”) and [●] (the “Recipient”) [(as supplemented by the Joinder Agreement dated as of [●]) executed by [●] (the “Purchaser”) and acknowledged and accepted by the Recipient]. This Closing Acknowledgment and Agreement (the “Acknowledgment”) is being delivered by the Recipient [and the Purchaser] in connection with the consummation of the Recipient’s exercise of the Option. Capitalized terms used but not defined in this Acknowledgement will have the meaning set forth in the Agreement and the Joinder Agreement.

1.
Closing. The Closing Date of the Securities Disposition and the date of this Acknowledgment is [●].
2.
Bring Down. All representations and warranties made by Recipient in the Agreement are true and correct as of the date of this Acknowledgment. All representations and warranties made by Purchaser in any Joinder are true and correct as of the date of this Acknowledgment.
3.
Calculation of Treasury Disposition Consideration. The Treasury Disposition Consideration, calculated in accordance with the Agreement and, as applicable, Annex 1 thereto is $[●]. In accordance with Section 2.04 of the Agreement, the Treasury Disposition Consideration is the [De Minimis Purchase Price/Present Value Purchase Price.]
4.
Insured CDFI Status. If the Treasury Disposition Consideration is the De Minimis Purchase Price, in accordance with Section 2.04(B)(iv) of the Agreement, the Recipient hereby represents that it is an Insured CDFI as of the Closing Date.
5.
Maintenance of Insured CDFI Status by Recipient. If the Treasury Disposition Consideration is the De Minimis Purchase Price, in accordance with Section 2.04(B)(v) of the Agreement, please indicate whether the Insured CDFI has maintained its status as an Insured CDFI as set forth in such Section or commits to maintain its CDFI certification as set forth in such Section, by checking the following applicable box below:
☐
The Recipient has satisfied the requirement to maintain Insured CDFI status as set forth in Section 2.04(B)(v).
☐
The Recipient has not satisfied the requirement to maintain Insured CDFI status as set forth in Section 2.04(B)(v) but agrees that it will maintain Insured CDFI status after the Closing for the period set forth the Section 2.04(B)(v) and further agrees that if it does not satisfy such requirement that the Recipient shall promptly pay to Treasury $[●], which is the difference between the Present Value Purchase Price and the De Minimis Purchase Price as of the Closing Date.

6.
Mission Aligned Nonprofit Affiliate Holding Period.
(a)
If the Purchaser is a Mission Aligned Nonprofit Affiliate that is acquiring the ECIP Securities at the De Minimis Purchase Price, each of the Purchaser and Recipient shall deliver to Treasury a certification within thirty days following each of the first three anniversaries of the Closing Date that, as applicable, the Purchaser (i) continues to hold, has not sold or otherwise disposed of the ECIP Securities, and has not engaged in any transaction that would constitute a Deemed Exchange, or (ii) fails to continue to hold and has sold or otherwise disposed of the ECIP Securities, or has engaged in any transaction that would constitute a Deemed Exchange. Failure to deliver any of such certifications within the time allotted shall be construed to mean that such Purchaser has failed to hold such ECIP Securities or has engaged in any transaction that would constitute a Deemed Exchange within three (3) years following the Closing Date.
(b)
If the Purchaser is a Mission Aligned Nonprofit Affiliate that is acquiring the ECIP Securities at the De Minimis Purchase Price, the Recipient and the Purchaser agree not to engage in any transaction that would constitute a Deemed Exchange at any time within three (3) years following the Closing Date. A “Deemed Exchange” means forgiving, terminating or otherwise cancelling the ECIP Securities, amending the tenure, duration, dates of payment, or liquidation amount or principal amount, as applicable, under the ECIP Securities or otherwise amending the economic terms of the ECIP Securities, in each case a manner that would result in the ECIP Securities having a value, as calculated in accordance with Annex 1 of the Agreement, of less than the Present Value Purchase Price immediately prior to the consummation of the Deemed Exchange. If the Recipient or the Purchaser violates the terms of this Section 6(b), the Purchaser shall promptly pay Treasury, as liquidated damages, the Present Value Make Whole Amount calculated in accordance with Section 6(d) with the “consideration received by the Mission Aligned Nonprofit Affiliate” deemed to be the amount of the De Minimis Purchase Price.
(c)
If the Purchaser is a Mission Aligned Nonprofit Affiliate that is acquiring the ECIP Securities at the De Minimis Purchase Price but thereafter sells, transfers or otherwise disposes of the ECIP Securities for consideration less than the Present Value Purchase Price, at any time within three (3) years following the Closing Date, the Purchaser shall promptly pay Treasury the Present Value Make Whole Amount calculated in accordance with Section 6(d).
(d)
The Present Value Make Whole Amount shall be the difference between the Present Value Purchase Price and the consideration received by the Mission Aligned Nonprofit Affiliate (the “Present Value Make Whole Amount”). For the purposes of this Section 6, the Present Value Purchase Price shall be calculated in accordance with Annex 1 of the Agreement as of the date of the Deemed Exchange or the sale or transfer of or other disposition of the ECIP Securities by the Mission Aligned Nonprofit Affiliate, but the “Closing Date” referred to in such Annex 1 shall be the date of the consummation of the, as applicable, Deemed Exchange or sale, transfer or other disposition of the ECIP Securities.

7.
[Repurchase of ECIP Securities by Recipient. As of the Closing Date, no third party has executed a Joinder Agreement to the Agreement, and the Recipient intends to repurchase the ECIP Securities from Treasury. All references to the “Purchaser” in the Agreement shall refer to the Recipient. Further, in connection with such repurchase, the Recipient makes the following additional reps and warranties to Treasury:
(a)
The Purchaser is not a Prohibited Investor, and the funds intended to be used to purchase the ECIP Securities were legally derived from legitimate sources and were not obtained, directly or indirectly, from any Prohibited Investor
(b)
The Purchaser currently meets, will continue to meet, and has met in all material respects (or has taken all action necessary to cure any instance of non-compliance with) all of its applicable obligations under the Anti-Money Laundering Laws. The Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the Anti-Money Laundering Laws. The Purchaser also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable sanctions administered by the United States, the European Union, or any individual European Union member state, or the United Kingdom.]5
8.
ECIP Securities Terms. The Recipient and the Purchaser each acknowledge that the terms of the ECIP Securities will continue to apply following the Closing.
9.
Reporting. The Recipient hereby covenants and agrees with Treasury that for the period through the end of the ECIP Period, the Recipient shall submit to Treasury the Quarterly Supplemental Report in accordance with the submission instructions set forth therein concurrently with (A) in the case of a Recipient that is an Insured Depository Institution, the submission of the Call Report for the quarter covered by the Quarterly Supplemental Report, (B) with respect to a Bank Holding Company or Savings and Loan Holding Company that files on Reporting Form FR Y-9SP, the submission of its IDI Subsidiary’s(ies’) Call Report for the quarter covered by the Quarterly Supplemental Report and (C) in the case of a Recipient that is a Bank Holding Company or Savings and Loan Holding Company that files on Reporting Form FR Y-9C, the Form FR Y-9C for the quarter covered by the Quarterly Supplemental Report, as applicable, setting forth an updated calculation of (i) the amount of Qualified Lending as of the applicable quarter end date and (ii) as applicable, the difference between the Baseline and such updated amount of Qualified Lending. In addition, the Recipient hereby covenants and agrees with Treasury that Sections 4.1(d)(i), 4.1(d)(ii), 4.1(g)(ii), 4.1(g)(v), 4.1(g)(vi), and 4.1(g)(vii) of the Original Securities Purchase Agreement will continue to apply following the Closing.
10.
ECIP Interim Final Rule. The Recipient hereby covenants and agrees with Treasury that for the period through the end of the ECIP Period it shall comply and take all necessary action to ensure that any Recipient Subsidiary complies, in all respects with the requirements set forth in the ECIP Interim Final Rule, including following the Closing. In addition, the Recipient hereby covenants and agrees with Treasury that for the period through the end of the ECIP Period Sections 4.1(e)(i), 4.1(e)(ii), and 4.1(f) of the Original Securities Purchase Agreement will continue to apply following the Closing.

11.
[Application Materials for Mission Aligned Nonprofits. Any materials or written communications submitted by the Recipient or Purchaser to Treasury in connection with Treasury’s review of Purchaser’s status as a Mission Aligned Nonprofit Affiliate remain true and accurate in all material respects.]6
12.
Issuer Consent. The Recipient consents to a sale of the ECIP Securities by Treasury to the Purchaser pursuant to the terms of the Original Securities Purchase Agreement.
13.
Waiver of Right of First Refusal. The Recipient hereby waives its right of first refusal, as provided in 12 U.S.C. § 4703a(e)(4)(A)(i) and the terms of the Original Securities Purchase Agreement, prior to the sale of the ECIP Securities by Treasury to the Purchaser.

* * *

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Closing Acknowledgment and Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

[RECIPIENT]

By: Name:

Title:

[PURCHASER]

By: Name:

Title:

ACKNOWLEDGED AND ACCEPTED BY:

UNITED STATES DEPARTMENT OF THE TREASURY

By: Name:

Title:

[DATE]

[FORM OF] TRANSFER CONFIRMATION

UNITED STATES DEPARTMENT OF THE TREASURY 1500 PENNSYLVANIA AVENUE, NW

WASHINGTON, D.C. 20220

EXHIBIT E

Re: Transfer Confirmation Dear [PURCHASER],

In connection with the Closing (as defined in the Agreement) of the transaction contemplated by that certain ECIP Securities Purchase Option Agreement (the “Agreement”), dated [●] (as supplemented by the Joinder Agreement dated as of [•]), by and among the United States Department of the Treasury (the “Treasury”), [•] (the “Recipient”), and [•] (the “Purchaser”), Treasury hereby confirms that the full right, title and possession of the ECIP Securities (as defined in the Agreement) have been transferred from Treasury to [Purchaser].

UNITED STATES DEPARTMENT OF THE TREASURY

By: Name: [●]

Title: [●]

INCUMBENCY CERTIFICATE OF PONCE FINANCIAL GROUP, INC.

December 20, 2024

In connection with the ECIP Securities Purchase Option Agreement, dated December 20, 2024, (the "Agreement"), by and between Ponce Financial Group, Inc., a Maryland corporation (the "Recipient"), and the United States Department of the Treasury ("Treasury"), relating to the Recipient's option to purchase Treasury's Preferred Stock under the Emergency Capital Investment Program, the undersigned, as the duly elected Executive Vice President and Chief Operating Officer of the Recipient, does hereby certify in such capacity as follows:

Each of the individuals identified on Exhibit A attached hereto has been duly elected or appointed to the office set forth beside each such individual's respective name, has been duly qualified as, and as of the date hereof is, an officer of the Recipient as listed therein, holding the office set forth opposite such individual's name, and the signature set forth opposite such individual's name is such individual's genuine signature. Such individual who signed any document or certificate relating to the Agreement, was duly authorized to execute and deliver on behalf of the Recipient such document or certificate.

Capitalized terms used but not defined in this certificate shall have the meanings ascribed to such terms in the Agreement.

[Signature page follows]